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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the following Registration Statements of Nortel Networks Limited of our reports dated February 1, 2002, appearing in this Annual Report on Form 10-K for the year ended December 31, 2001:

       o Post Effective Amendment No. 1 on Form S-8 (Nortel Networks U.S. Deferred compensation Plan) (Registration Statement No. 333-11558)

       o Form S-3 Registration Statement (Debt Securities and Warrants) (Registration Statement No. 333-1720)

       o Form S-3 Registration Statement (Debt Securities and Warrants) (Registration Statement No. 33-71494)

       o Form S-3 Registration Statement (Debt Securities and Warrants) (Registration Statement No. 33-54494)

       o Form S-3 Registration Statement (Debt Securities and Warrants) (Registration Statement No. 33-51888)

       o Form S-3 Registration Statement (4.25% Convertible Senior Notes/ Guarantee/Common Shares) (Registration Statement No. 333-79428)

       o Amendment No. 1 to Form S-3 (4.25% Convertible Senior Notes/Guarantee/Common Shares) (Registration Statement No. 333-79428)



/s/ Deloitte & Touche LLP



Chartered Accountants

Toronto, Canada
March 11, 2002